                                                                    Exhibit 19.1






       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                                 AS OF 1/31/99

                                                                                                           PERCENT OF
                                                            PERCENT OF                   AGGREGATE          AGGREGATE
                                                             NUMBER OF                  RECEIVABLE         RECEIVABLE
AGGREGATE RECEIVABLES BALANCE           NUMBER OF ACCTS          ACCTS                     BALANCE            BALANCE



1.       5,000 or less                           27,905         68.74%              $44,993,629.86              8.08%

2.       5,000 - 10,000                           5,098         12.56%               35,971,845.05              6.46%

3.      10,000 - 25,000                           4,186         10.31%               65,144,141.84             11.70%

4.      25,000 - 50,000                           1,686          4.15%               58,962,391.29             10.59%

5.      50,000 - 75,000                             611          1.51%               37,462,222.69              6.73%

6.      75,000 - 100,000                            308          0.76%               26,438,088.39              4.75%

7.     100,000 - 250,000                            511          1.26%               78,215,008.21             14.04%

8.     250,000 - 500,000                            161          0.40%               56,609,790.86             10.16%

9.     500,000 - 1,000,000                           82          0.20%               54,416,643.92              9.77%

10.  1,000,000 - 5,000,000                           46          0.11%               92,780,195.59             16.66%

11.         Over 5,000,000                            1          0.00%                5,986,317.00              1.07%


Total:                                           40,595                            $556,980,274.70


                  AFCO COMPOSITION OF RECEIVABLES BY REMAINING
                    INSTALLMENT TERM - IDENTIFIED PORTFOLIO
                                 AS OF 1/31/99


                                                                                                          PERCENT OF
                                                              PERCENT                  AGGREGATE           AGGREGATE
                                                         OF NUMBER OF                RECEIVABLES         RECEIVABLES
REMAINING INSTALLMENT TERM         NUMBER OF ACCTS              ACCTS                    BALANCE             BALANCE
03 Months or Less                           17,254             42.50%            $ 83,354,678.94              14.97%


04 to 06 Months                             13,332             32.84%             159,809,421.44              28.69%


07 to 09 Months                              9,186             22.63%             177,973,219.58              31.95%


10 to 12 Months                                605              1.49%              66,459,271.33              11.93%


13 to 18 Months                                 96              0.24%              17,331,486.27               3.11%


More than 18 Months                            122              0.30%              52,052,197.14               9.35%



Total:                                      40,595                               $556,980,274.70

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                                 AS OF 1/31/99

                                                                   PERCENTAGE OF
                                          AGGREGATE                    AGGREGATE
                                        RECEIVABLES                  RECEIVABLES
     STATES                                 BALANCE                      BALANCE

CALIFORNIA                          $120,535,666.56                       21.64%
TEXAS                                 83,655,507.16                       15.02%
NEW YORK                              50,437,892.15                        9.06%
FLORIDA                               30,776,432.41                        5.53%
NEW JERSEY                            30,196,481.64                        5.42%
PENNSYLVANIA                          29,959,749.66                        5.38%
MASSACHUSETTS                         20,578,483.64                        3.69%
ILLINOIS                              16,202,883.91                        2.91%
WASHINGTON                            14,924,787.62                        2.68%
MICHIGAN                              13,714,344.82                        2.46%
GEORGIA                               11,201,669.95                        2.01%
COLORADO                              10,609,863.66                        1.90%
OHIO                                  10,354,807.47                        1.86%
LOUISIANA                              8,447,926.99                        1.52%
OREGON                                 8,190,334.79                        1.47%
CONNECTICUT                            6,833,939.07                        1.23%
MISSOURI                               6,556,297.70                        1.18%
ALASKA                                 6,273,599.78                        1.13%
NORTH CAROLINA                         6,071,545.72                        1.09%
TENNESSEE                              5,509,688.34                        0.99%
MISSISSIPPI                            5,343,911.62                        0.96%
VIRGINIA                               4,703,529.48                        0.84%
ARIZONA                                4,668,090.88                        0.84%
OKLAHOMA                               4,436,232.31                        0.80%
WEST VIRGINIA                          4,352,867.42                        0.78%
MARYLAND                               4,027,540.20                        0.72%
ALABAMA                                3,877,781.10                        0.70%
MINNESOTA                              3,820,984.96                        0.69%
WISCONSIN                              3,807,182.26                        0.68%
SOUTH CAROLINA                         3,781,243.30                        0.68%
ARKANSAS                               3,686,283.58                        0.66%
KENTUCKY                               3,656,919.32                        0.66%
INDIANA                                3,309,702.61                        0.59%
NEVADA                                 2,558,188.06                        0.46%
HAWAII                                 2,417,034.91                        0.43%
IDAHO                                  1,404,873.99                        0.25%
MAINE                                  1,380,780.99                        0.25%
NEW HAMPSHIRE                          1,160,223.80                        0.21%
UTAH                                     828,909.71                        0.15%
RHODE ISLAND                             705,237.66                        0.13%
IOWA                                     653,498.45                        0.12%
WYOMING                                  445,924.71                        0.08%
MONTANA                                  439,499.96                        0.08%
NEBRASKA                                 274,353.73                        0.05%
SOUTH DAKOTA                             201,250.10                        0.04%
BRITISH COLUMBIA                           4,413.54                        0.00%
NEW MEXICO                                 1,226.95                        0.00%
DISTRICT OF COLUMBIA                         686.16                        0.00%




Total:                              $556,980,274.80

                            LOAN LOSS EXPERIENCE (1)
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                                  ONE MONTH                           TWELVE MONTHS
                                                                ENDED JANUARY 31,                   ENDED DECEMBER 31,
                                                        ------------------------------         ---------------------------
                                                             1999              1998              1998              1997
                                                             ----              ----              ----              ----
Average Month Outstanding Principal Balance(2)              $520,603          $531,995          $536,913          $562,229
Gross Charge Offs                                                230               179             3,010             1,002
Recoveries                                                        92                40               804               102
Net Charge Offs                                                  138               139             2,206               900
Net Charge Offs as a Percentage of Average
Outstanding Principal Balance                                   0.32%(3)          0.31%(3)          0.41%             0.16%


    (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

    (2)   Based on the average beginning of the month balances.

    (3)   Calculated on an annualized basis.

                  LOAN LOSS EXPERIENCE FOLLOWING CANCELLATION-
                              IDENTIFIED PORTFOLIO


                                                                             AT JANUARY 31,                    AT DECEMBER 31,
                                                                      ---------------------------       ---------------------------
                                                                          1999              1998            1998              1997
                                                                          ----              ----            ----              ----
Number of days a loan remains overdue after cancellation of
the related insurance policy
              31-89 days                                                  1.17%             0.84%           1.25%             1.17%
              90-270 days                                                 0.84%             1.00%           0.91%             0.93%
              Over 270 days (1)                                           0.00%             0.00%           0.00%             0.00%
                                                                          -----             -----           -----             -----
                  Total                                                   2.01%             1.84%           2.16%             2.10%
                                                                          =====             =====           =====             =====


    (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATOR'S PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)



                                                                      ONE MONTH                          TWELVE MONTHS
                                                                  ENDED JANUARY 31,                    ENDED DECEMBER 31,
                                                            ----------------------------         ----------------------------
                                                              1999               1998              1998               1997
                                                              ----               ----              ----               ----
Average Month Outstanding Principal Balance Receivables(1)  $520,603            $531,995         $536,913            $562,229
Interest & Fee Income                                          4,736               5,266           60,676              63,462

Average Revenue Yield                                          10.92%(2)           11.88%(2)        11.30%              11.29%

(1)  Based on the average beginning of the month balances.

(2)  Calculated on an annualized basis.